EXHIBIT 99.B11


                                   EXHIBIT 11

                         CONSENT OF PRICE WATERHOUSE LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting part of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 30, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.

PRICE WATERHOUSE LLP



Kansas City, Missouri
April 20, 1998